                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        SANTA FE ENERGY RESOURCES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        SANTA FE ENERGY RESOURCES, INC.

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Santa Fe Energy Resources, Inc. will be held in the Ballroom of the Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, on Wednesday, May 10, 1995, at 10:00 a.m. for the following purposes:

     (A) To elect four directors;

     (B) To approve the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Second Amendment and Restatement; and

     (C) To ratify and approve the appointment of Price Waterhouse as independent auditors for the fiscal year ending December 31, 1995; and

     (D) To transact such other business as is properly brought before the meeting.

     Common and $.732 Series A Convertible Preferred stockholders of record at the close of business on March 14, 1995 are entitled to notice of the meeting and are entitled to vote at the meeting. A list of such stockholders will be kept at the office of the Corporation at 1616 South Voss, Houston, Texas 77057, for a period of ten days prior to the meeting.

     By order of the Board of Directors.

                                           MARK A. OLDER
                                           Corporate Secretary

1616 South Voss
Houston, Texas 77057
March 21, 1995

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, DATE, AND SIGN YOUR PROXY AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                        SANTA FE ENERGY RESOURCES, INC.
                                1616 SOUTH VOSS
                                 HOUSTON, TEXAS

                          ---------------------------

                                PROXY STATEMENT
                                 MARCH 21, 1995

                          ---------------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 10, 1995

     The annual meeting of stockholders of Santa Fe Energy Resources, Inc. (the "Corporation") will be held on May 10, 1995, in Houston, Texas. The enclosed proxy card is solicited by the Board of Directors of the Corporation, and your execution and prompt return of the card is requested. Every common and $.732 Series A Convertible Preferred stockholder, regardless of the number of shares held, should be represented at the annual meeting. Whether or not you expect to be present at the meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed envelope. Any stockholder giving a proxy has the right to revoke it. If you attend the meeting and wish to vote your shares in person, you may do so at that time.

     The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card. Unless otherwise directed, it is intended that such shares will be voted:

     (A) For the election to the Corporation's board of directors of the four nominees named below; and

     (B) For the approval of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Second Amendment and Restatement; and

     (C) For the ratification and approval of the appointment of Price Waterhouse as independent auditors for the fiscal year ending December 31, 1995; and

     (D) In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting.

     Common and $.732 Series A Convertible Preferred stockholders of record at the close of business on March 14, 1995 are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Each share of common stock of the Corporation is entitled to one vote and each share of $.732 Series A Convertible Preferred Stock is entitled to four-fifths of one vote. Holders of the Corporation's Convertible Preferred Stock, 7% Series, are not entitled to vote on the matters to be considered. At the close of business on March 14, 1995, the Corporation had 90,234,037 shares of common stock and 10,700,000 shares of $.732 Series A Convertible Preferred Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to stockholders on or about March 21, 1995.

                             ELECTION OF DIRECTORS

     The number of directors of the Corporation, as determined by the Board under Article Fifth of the Corporation's Restated Certificate of Incorporation, is currently twelve. The terms of four present directors expire in 1995, and four directors are to be elected at the 1995 annual meeting for a term of three years. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualify. The nominees for whom the enclosed proxy is intended to be voted are set forth below. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting under it. The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. A holder of a share shall be treated as being present at a meeting if the holder of such share is either present in person at the meeting or is represented at the meeting by a valid proxy, whether the proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast.

     Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. The indicated periods of service as a director of the Corporation include service during the time the Corporation was a wholly owned subsidiary of Santa Fe Pacific Corporation ("SFP").

                NOMINEES FOR ELECTION AS DIRECTORS TO BE ELECTED
                    FOR A TERM OF THREE YEARS ENDING IN 1998

                                                                                      FIRST
                                  NAME, AGE AND                                     ELECTED A
                               BUSINESS EXPERIENCE                                  DIRECTOR
- ----------------------------------------------------------------------------------  ---------

MELVYN N. KLEIN, 53...............................................................     1993

  Attorney and Counselor at Law; private investor; the sole stockholder of a general partner in GKH Partners, L.P. Mr. Klein is also a principal of Questor
  Management Company, and director of Itel Corporation, Bayou Steel Corporation
  (specialty steel manufacturer) and Savoy Pictures Entertainment, Inc.
  (distributor of motion pictures).

ROBERT D. KREBS, 52...............................................................     1985

  Chairman, President and Chief Executive Officer of SFP since 1988. Prior to such time, Mr. Krebs was President and Chief Operating Officer of SFP. Mr. Krebs is also a director of SFP, Catellus Development Corporation, The Atchison, Topeka and Santa Fe Railway Company, Santa Fe Pacific Pipelines, Inc., Santa Fe Pacific
  Gold Corporation, Phelps Dodge Corporation and Northern Trust Corporation.

JAMES L. PAYNE, 58................................................................     1986

  Chairman of the Board, President and Chief Executive Officer of the Corporation since June 1990. Mr. Payne was President of Santa Fe Energy Company, a predecessor in interest of the Corporation from January 1986 to January 1990 when he became President of the Corporation. From 1982 to January 1986 Mr. Payne was Senior Vice President -- Exploration and Land of Santa Fe Energy Company.
  Mr. Payne is also a director of Pool Energy Services Co. (oilfield services) and Hadson Corporation (natural gas transportation and marketing).

DAVID M. SCHULTE, 48..............................................................     1994(1)

  For the past five years, Managing Partner, Chilmark Partners, L.P. (investments) and since July 1990, General Partner, ZC Limited Partnership, the General
  Partner of Zell/Chilmark Fund, L.P. (investments). Mr. Schulte is also a director of Broadway Stores, Inc., Revco D.S., Inc., Sealy Corporation and Jacor
  Communications, Inc.

                          DIRECTORS CONTINUING IN OFFICE UNTIL 1996
ALLAN V. MARTINI, 67..............................................................     1990

  Retired Vice President Exploration/Production and director of Chevron
  Corporation (petroleum operations) since August 1988. Mr. Martini served in that position from July 1986 until his retirement.

MICHAEL A. MORPHY, 62.............................................................     1990

  For the past five years, retired Chairman and Chief Executive Officer of California Portland Cement Company. Mr. Morphy is also a director of Cyprus Amax
  Minerals Co. and SFP.

- ------------

(1) Mr. Schulte was elected a director of the Corporation on February 18, 1994.

                                                                                      FIRST
                                  NAME, AGE AND                                     ELECTED A
                               BUSINESS EXPERIENCE                                  DIRECTOR
- ----------------------------------------------------------------------------------  ---------

KATHRYN D. WRISTON, 56............................................................     1990

  For the past five years, director of various corporations and organizations, including Northwestern Mutual Life Insurance Company and a Trustee of the
  Financial Accounting Foundation.

REUBEN F. RICHARDS, 65............................................................     1992

  Chairman of the Board, Terra Industries Inc. (agribusiness) since December 1982;
  Chief Executive Officer thereof from December 1982 to May 1991 and President thereof from July 1983 to May 1991; Chairman of the Board, Engelhard Corporation
  (specialty chemicals and engineered materials) from May 1985 to December 1994;
  Chairman of the Board, Minorco (U.S.A.) Inc. ("Minorco (USA)"), since May 1990 and Chief Executive Officer and President since February 1994. Mr. Richards is also a director of Ecolab, Inc. (cleaning and sanitizing products), Engelhard
  Corporation, Potlatch Corporation (forest products), and Minorco.

                          DIRECTORS CONTINUING IN OFFICE UNTIL 1997
ROD F. DAMMEYER, 54...............................................................     1990

  President and a director since 1985 and Chief Executive Officer since 1993 of Itel Corporation (holding company involved primarily in distribution of wiring systems products.) Mr. Dammeyer is also a director of Falcon Building Products, Inc., Antec Corporation, Lomas Financial Corporation, Jacor Communications,
  Inc., Revco D.S., Inc., Capsure Holdings Corp. and the Vigoro Corporation and a trustee of Van Kampen American Capital, Inc. Closed End Mutual Funds. In addition, Mr. Dammeyer is President, Chief Executive Officer and a director of Great American Management and Investment, Inc.

MARC J. SHAPIRO, 47...............................................................     1990

  Chairman and Chief Executive Officer of Texas Commerce Bank National Association
  ("Texas Commerce Bank") (banking) since 1987, and a member of the Management
  Committee of Chemical Banking Corporation since December 1991. Mr. Shapiro is also a director of Browning-Ferris Industries and a trustee of Weingarten Realty
  Investors.

WILLIAM E. GREEHEY, 58............................................................     1991

  Chairman of the Board, Chief Executive Officer and director of Valero Energy
  Corporation (refining and marketing, gas transmission and processing) since
  1983. Mr. Greehey is also a director of Weatherford International.

ROBERT F. VAGT, 48................................................................     1992

  Chairman of the Board, President, Chief Executive Officer and director of Global
  Natural Resources Inc. (oil and gas exploration and production) since May 1992;
  President and Chief Operating Officer of Adobe Resources Corporation ("Adobe")
  (oil and gas exploration and production) from November 1990 to May 1992;
  Executive Vice President of Adobe from August 1987 to October 1990; Senior Vice
  President of Adobe from October 1985 to August 1987. Mr. Vagt is also a director of First Albany Corporation (brokerage firm).

     Certain Relations and Related Transactions. Since July 1, 1990, the Corporation and Santa Fe Energy Partners, L.P. (the "Partnership") have entered into agreements with Texas Commerce Bank providing for cash management, lending, depository and other banking services in the normal course of business. The Partnership, which was merged into the Corporation effective December 31, 1994, was wholly owned by the Corporation. It was a Delaware limited partnership and the Corporation was a Special Partner. Texas Commerce Bank also issued standby letters of credit with various expiration dates for security and environmental requirements totaling $8,803,694 as of December 31, 1994. Texas Commerce Bank is also the Trustee of the Corporation's Retirement Income Plan and the trustee of the Corporation's Savings Investment Plan. Finally, effective November 19, 1992, the Corporation in return for cash contributed certain oil and gas interests to the Santa Fe Energy Trust which in turn issued Secure Principal Energy Receipts(TM) evidencing an interest in the Trust and a United States Treasury Obligation. Texas Commerce Bank is the trustee of the Trust and acts as registrar and transfer agent of the Secure Principal Energy Receipts.(TM) During 1994 the Corporation paid Texas Commerce Bank interest in the amount of $259,230 for loans to the Corporation and the Partnership and fees for various services in the amount of $293,170 (which does not include $58,342 paid from the Retirement Income Plan Trust). In addition, Mr. Shapiro, a director of the Corporation, is Chairman and Chief Executive Officer of Texas Commerce Bank. Mr. Shapiro has no direct or personal interest in these banking arrangements. His interest arises only because of his positions as an officer of Texas Commerce Bank and a director of the Corporation. Mr. Shapiro has abstained from voting on any issues involving the relationships between the Corporation and Texas Commerce Bank.

     In the opinion of the Corporation, the fees paid to Texas Commerce Bank for the services performed are normal and customary.

     In connection with the distribution of shares of the Corporation's common stock by SFP (and the initial distribution in December 1989 to SFP by one of SFP's wholly owned subsidiaries of such shares) (collectively the "Spin-Off"), the Corporation and SFP entered into an agreement to protect SFP from federal and state income taxes, penalties and interest that would be incurred by SFP if the Spin-Off was determined to be a taxable event resulting primarily from actions taken by the Corporation during a one year period that ended on December 4, 1991. If the Corporation were required to make payments pursuant to the agreement, such payments could have a material adverse effect on its financial condition; however, the Corporation does not believe that it took any actions during such one-year period that would have such an effect on the Spin-Off.

     For periods prior to the date of the Spin-Off, the Corporation was included in the consolidated federal income tax return filed by SFP as the common parent for itself and its subsidiaries. Pursuant to the Agreement for the Allocation of the Consolidated Federal Income Tax Liability Among the Members of the SFP Affiliated Group and various state agreements for the allocation of tax liability among the SFP Group (the "Tax Agreements") between SFP and its subsidiaries, the Corporation has paid to SFP amounts approximating the federal income tax liability and for years 1989 and 1990 the state income tax liability it would have paid if it and its subsidiaries were members of separate consolidated groups. These amounts were payable regardless of whether the SFP consolidated group, as a whole, had any current federal or state income tax liability. Pursuant to the Agreement Concerning Taxes between SFP and the Corporation, after the Spin-Off additional payments to or refunds from SFP may be made if there is an audit, carryover or similar adjustment subsequently made that impacts the computation of amounts paid SFP as described above.

     Mr. Krebs is Chairman, President and Chief Executive Officer of SFP. Mr. Morphy is also a director of SFP. Neither of these individuals had a direct or personal interest in the above described transactions. Their interest arises only because of their positions as an officer and as a director in the case of Mr. Krebs and as a director in the case of Mr. Morphy of SFP and as directors in the Corporation.

     Mr. Greehey is Chairman of the Board and Chief Executive Officer of Valero Energy Company ("Valero"). During 1994 the Corporation purchased natural gas from affiliates of Valero in arm's length transactions totaling $2,023,440. In addition, an affiliate of Valero paid the Corporation $628,567 for compression of natural gas. These fees were also determined on an arm's length basis. Mr. Greehey did not have a direct or personal interest in the above transactions and his interest arises only because of his position as an officer and director of Valero and as a director of the Corporation.

     Mr. Payne is also a director of Pool Energy Services Co. ("Pool") which provides various oilfield services. During 1994 the Corporation paid Pool subsidiaries $6,845,592 for services performed on properties operated by the Corporation. In the opinion of the Corporation, the amounts paid for services performed by Pool were competitive and were normal and customary in the industry. In addition, Mr. Payne and Mr. Rosinski, Senior Vice President -- Administration of the Corporation, are directors of Hadson Corporation ("Hadson"). In December 1993 the Corporation completed a transaction with Hadson under the terms of which the Corporation sold the common stock of Adobe Gas Pipeline Company, a wholly-owned subsidiary, to Hadson in exchange for Hadson 11.25% preferred stock with a face value of $52 million and 40% of Hadson's common stock. In addition, the Corporation signed a seven-year gas sales contract under the terms of which Hadson will market substantially all of the Corporation's domestic natural gas production on terms which the Corporation believes are "arms length." In 1994 affiliates of Hadson purchased natural gas from the Corporation pursuant to such gas sales contract totaling $99,248,318. In addition, the Corporation purchased natural gas from Hadson affiliates in arm's length transactions totaling $18,523,660. Mr. Payne did not have a direct or personal interest in the above transactions and his interest arises only because of his position as an officer and director of the Corporation and as a director of Pool and Hadson. Mr. Rosinski did not have a direct or personal interest in the above transactions involving Hadson and his interest arises only because of his position as an officer of the Corporation and as a director of Hadson.

     Other Information Concerning Directors. In 1994, the Board met six times, and each member of the Board as it was composed at the time attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

     Directors Compensation. Directors who are not employees of the Corporation or its subsidiaries receive an annual retainer fee of $24,000, a fee of $1,000 for each meeting of the Board attended, and a fee of $1,000 (an additional $2,000 annual retainer for the committee chairman) for each committee meeting attended plus expenses for each Board or committee meeting attended. In September 1992 the Stockholders approved the 1990 Incentive Stock Compensation Plan, as amended (the "Stock Plan"). Pursuant to the Stock Plan, non-employee directors owning less than 25,000 shares of the Corporation's common stock receive 37.5 percent of their annual retainer in shares of the Corporation's common stock based on the Fair Market Value (as defined in the Stock Plan) on the date of grant (the date of the Annual Meeting of Stockholders). In May 1994 each director except Messrs. Payne, Krebs, Klein and Schulte received 1,021 shares of common stock with a six month restriction period during which it could not be transferred.

     Board Committees. The Board has established Audit, Compensation and Benefits, Finance, Nominating and Pension Committees. Following are the members of each committee and brief descriptions of the functions of the Board Committees. All committee chairmen are non-employee directors.

     The members of the Audit Committee are Rod F. Dammeyer (Chairman), Kathryn
D. Wriston, Marc J. Shapiro and Melvyn N. Klein. The principal functions of the Audit Committee, which met three times in 1994, include overseeing the performance and reviewing the scope of the audit function of independent accountants. The Audit Committee also reviews, among other things, audit plans and procedures, the Corporation's policies with respect to conflicts of interest and the prohibition on the use of corporate funds or assets for improper purposes, changes in accounting policies, and the use of independent accountants for non-audit services.

     The members of the Compensation and Benefits Committee are William E. Greehey (Chairman), Rod F. Dammeyer, Michael A. Morphy and Reuben F. Richards. The principal function of the Compensation and Benefits Committee, which met three times in 1994, is to administer all executive compensation and benefit plans of the Corporation. Members of the Compensation and Benefits Committee are not eligible to participate in any benefit plans of the Corporation that they administer except the Stock Plan pursuant to which grants may be made only as described above.

     The members of the Nominating Committee are Robert F. Vagt (Chairman), Kathryn D. Wriston, Allan V. Martini and James L. Payne. The Nominating Committee, which met once in 1994, receives recommendations for review and evaluates the qualifications of and selects and recommends to the Board of Directors, nominees for election as Directors. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent in writing to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting.

     The members of the Finance Committee are Robert F. Vagt (Chairman), Melvyn
N. Klein, Allan V. Martini, Reuben F. Richards and David M. Schulte. The Finance Committee, which met four times in 1994, reviews capital expenditures of the Corporation and makes recommendations concerning such expenditures to the Board of Directors.

     The members of the Pension Committee are Michael A. Morphy (Chairman), James L. Payne, Robert D. Krebs and Allan V. Martini. The duties of the Pension Committee, which met once in 1994, include reviewing the actions of the Pension Administration and Pension Investment Committees which are composed of the Corporation's employees, making recommendations to the Board of Directors concerning future membership of such committees and such other recommendations as may be necessary or appropriate, and recommending to the Board of Directors substantive amendments to the Corporation's retirement plan which do not change benefit levels.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Corporation's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Corporation's common stock, Convertible Preferred Stock, 7% Series, or $.732 Series A Convertible Preferred Stock:

                                                                                                 NUMBER OF
                                                                   NUMBER OF                     SHARES OF
                                                                   SHARES OF                       $.732
                                      NUMBER OF                   CONVERTIBLE                    SERIES A
                                      SHARES OF                    PREFERRED                    CONVERTIBLE
                                        COMMON     PERCENT OF        STOCK,        PERCENT OF    PREFERRED    PERCENT OF
          NAME AND ADDRESS             STOCK(1)      CLASS         7% SERIES         CLASS         STOCK        CLASS
- ------------------------------------  ----------   ----------   ----------------   ----------   -----------   ----------
HC Associates(2)....................  10,211,078      11.3%                 0            0%          0             0%
  200 West Madison Street
  27th Floor
  Chicago, Illinois 60606
Itel Corporation(3).................   8,064,005       9.0%                 0            0%          0             0%
  Two North Riverside Plaza
  Chicago, Illinois 60606
Minorco (U.S.A.) Inc.(4)............   8,712,327       9.7%                 0            0%          0             0%
  One DTC
  5251 DTC Parkway
  Suite 700
  Englewood, Colorado 80111
Spears, Benzak, Salomon &
  Farrell(5)........................   8,690,789       9.6%           220,628          4.0%          0             0%
  45 Rockefeller Plaza
  New York, New York 10111
Beverly Marie Pevehouse.............          --        --            520,937         10.4%          0             0%
  300 W. Texas
  Suite 601
  Midland, Texas 79701
Texas Commerce Bank, Trustee for the
B.J. Pevehouse Marital Trust........          --        --            644,336         12.9%          0             0%
  P.O. Box 10966
  Midland, Texas 79702
Merrill Lynch & Co., Inc.(6)........   8,330,249       9.2%            64,219          1.0%     457,596            4%
  World Financial Center, North
  Tower
  250 Vesey Street
  New York, NY 10281

- ------------

(1) Each holder has claimed sole voting and investment power concerning these shares except as noted below.

(2) As reported at February 1, 1994, HC Associates, a Delaware general partnership ("HC") is the owner of 10,211,078 shares (approximately 11.4 percent) of the common stock of the Corporation. HC was organized in December 1992 for the purpose of, among other things, acquiring, holding, selling, exchanging and otherwise dealing with shares of the Corporation's common stock. The partners of HC (and their respective initial percentage interests in HC) are GKH Investments, L.P. (the "Fund") (47.257861 percent), GKH Partners, L.P., as nominee for GKH Private Limited (1.786745 percent), Zell/Chilmark Fund, L.P. (49.044606 percent), Ernest H. Cockrell Texas Testamentary Trust (.955394 percent) and Carol Cockrell Jennings Texas Testamentary Trust (.955395 percent). The sole general partner of the Fund, a Delaware limited partnership is GKH Partners, L.P. ("GKH"), a Delaware limited partnership. Pursuant to a management agreement, GKH manages assets on behalf of GKH Private Limited ("GKHLP"). The number of shares described above do not include 39,100 shares of common stock acquired in September 1994 by GKH on behalf of GKHLP and the Fund. The general

                                             (Notes continued on following page)
     partners of GKH are JAKK Holding Corp., a Nevada corporation ("JAKK"), DWL Lumber Corporation, a Delaware corporation ("DWL"); and HGM Associates Limited Partnership, an Illinois limited partnership ("HGMLP"). The sole general partner of HGMLP is HGM Corporation, a Nevada corporation ("HGM"). Melvyn N. Klein is the sole director and stockholder of JAKK and serves as its president, treasurer and secretary. Mr. Klein disclaims beneficial ownership of the shares of common stock owned by HC, GKH, GKHLP and the Fund. Dan W. Lufkin is president, director and sole stockholder, Craigh Leonard is secretary and a director and Douglas J. McBride is assistant secretary and a director of DWL. Jay A. Pritzker is a director and Chairman of the Board, Thomas J. Pritzker is president and a director, Glen Miller is vice president and treasurer and Harold S. Handelsman is vice president and secretary of HGM.

     The sole general partner of Zell/Chilmark Fund, a Delaware limited partnership ("Zell/Chilmark") is ZC Limited Partnership, an Illinois limited partnership ("ZC Limited"). No limited partner in Zell/Chilmark acts as a general partner or has control over Zell/Chilmark. The sole general partner of ZC Limited is ZC Partnership, a Delaware general partnership ("ZC"). ZC's partners are ZC, Inc., an Illinois corporation ("ZCI") and CZ Inc., a Delaware corporation ("CZI"). The terms of the partnership agreements of ZC Limited and ZC give the shareholders of ZCI and CZI indirect control over ZC Limited and therefore, ultimately, Zell/Chilmark. Samuel Zell is the sole director and president, Donald W. Phillips is vice president, Sheli Z. Rosenberg is vice president and secretary and Arthur A. Greenberg is vice president and treasurer of ZC, Inc. David M. Schulte is sole director and sole shareholder, president, secretary and treasurer, Joel S. Friedland is vice president and assistant secretary, Matt Rosenburg is vice president and assistant secretary of CZ Inc. Mr. Schulte and Mr. Zell disclaim beneficial ownership of the common stock owned by HC.

     Melvyn N. Klein, President and sole stockholder of JAKK serves as a director of Itel. Additionally, Samuel Zell, President and sole director of ZC, Inc. which may be deemed to control a partner of HC Associates, is Chairman of the Board, and may be deemed to be a principal stockholder, of Itel. Itel beneficially owns 8,064,005 shares of the Corporation's common stock. Itel is not a partner of HC Associates, and there are no contracts, arrangements or understandings between HC Associates and Itel with respect to any securities of the Corporation and HC Associates, as well as Messrs. Zell and Klein, disclaims beneficial ownership of the shares of common stock beneficially owned by Itel.

(3) At February 17, 1994, Samuel Zell and Anne Lurie, by virtue of their positions as trustees and beneficiaries of trusts, and Sheli Rosenberg by virtue of her position as co-trustee of one of the trusts might be deemed to be beneficial owners of approximately 26% of Itel's outstanding common stock. Mr. Zell, Mrs. Lurie and Mrs. Rosenberg might be considered to be controlling persons of Itel and, accordingly, might be deemed to own beneficially the Corporation's common stock described above. Mr. Zell, Mrs. Lurie and Mrs. Rosenberg have disclaimed beneficial ownership of the Corporation's common stock held by Itel.

(4) All the shares of the Corporation's common stock owned by Minorco (USA) are held subject to the Stock Ownership and Registration Rights Agreement, dated December 10, 1991 and effective as of May 19, 1992 among Minorco and Minorco (USA) and the Corporation (the "Minorco Agreement"). Pursuant to the terms of the Minorco Agreement, the Corporation has agreed to register, after May 19, 1993, for resale under the Securities Act and applicable state securities laws any of the Corporation's common stock owned by Minorco (or its affiliates) which Minorco elects to sell. Such registration rights with respect to the Corporation's common stock are subject to certain specified restrictions. The Corporation is obligated to pay all expenses incidental to such registration, excluding underwriting discounts and commissions. In addition, Minorco and Minorco (USA) agreed not to sell, transfer any beneficial interest in, hypothecate or otherwise dispose of any of the Corporation's common stock or any other of the Corporation's voting securities, except pursuant to (i) a sale in connection with a tender offer which, if successfully completed, would result in such tender offeror beneficially owning a majority of the outstanding shares of the Corporation's common stock, (ii) a sale at any time that a person unaffiliated with Minorco beneficially owns at least 40% of the outstanding shares of the Corporation's common

                                             (Notes continued on following page)
     stock, or (iii) after May 19, 1993, a proposed sale, transfer, hypothecation or disposition which occurs pursuant to (A) an underwritten offering, registered under the Securities Act, provided that the underwriters of such offering undertake to effect a broad distribution in which no person will purchase from the underwriters, to the knowledge of such underwriters, more than 5% of the Corporation's voting securities outstanding as of the date of the closing of such offering, (B) an underwritten offering of securities convertible into the Corporation's common stock, registered under the Securities Act, provided that the underwriters of such offering undertake to effect a broad distribution in which no person will purchase from the underwriters, to the knowledge of such underwriters, securities convertible into more than 5% of the Corporation's voting securities outstanding as of the date of the closing of such offering, (C) a pro rata rights offering or pro rata distribution to all holders of Minorco or to all holders of Minorco (USA), (D) a transaction completed pursuant to Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act, (E) any sale where (I) counsel to the seller delivers an opinion that the seller is not an affiliate of the Corporation and that such sale may be effected without registration under the Securities Act,
     (II) in the case of a private sale, to the seller's knowledge, after giving effect to such transaction and as a result thereof, no person will own more than 5% of the outstanding voting securities of the Corporation and (III) in the case of a sale other than a private sale, to the seller's knowledge, no person will purchase in such transaction more than 5% of the outstanding voting securities of the Corporation, (F) a pledge of or the granting of a security interest in such shares of the Corporation's common stock to an institutional lender to secure a bona fide financial obligation, (G) any divestiture of the Corporation's common stock required by legislation, court decree or governmental order or demand and (H) a transfer of the Corporation's common stock among Minorco, Minorco (USA) or any other majority owned Minorco subsidiary. The Minorco Agreement also provides that, during the term thereof, Minorco and Minorco (USA) agree not (i) to become participants in a proxy solicitation in respect of any voting securities of the Corporation or (ii) to join or permit any entity under Minorco's control to join a group for the purpose of acquiring, holding or disposing of voting securities of the Corporation within the meaning of the Securities Exchange Act of 1934 (except a group consisting solely of Minorco and its subsidiaries). The foregoing restrictions do not limit the right of Minorco, Minorco (USA) or Minorco's other majority owned subsidiaries to vote their voting securities of the Corporation as they, in their sole discretion, shall determine. Under the Minorco Agreement, Minorco and Minorco (USA) jointly have the right to designate a member to the Corporation's Board of Directors for so long as they beneficially own at least 8% of the Corporation's outstanding voting securities. The Minorco Agreement expires on the first to occur of (i) the year 2002 or (ii) the date on which Minorco and Minorco (USA) no longer own any voting securities of the Corporation.

     Minorco (USA) is involved in mining and natural resource-related activities in North America. Minorco (USA) is indirectly wholly owned by Minorco, a company incorporated under the laws of Luxembourg as a societe anonyme. Minorco is an international natural resources company with operations in gold, base metals, industrial minerals, paper and packaging and agribusiness. Minorco's address is 9 rue Sainte Zithe, L-2763 Luxembourg City, Grand Duchy of Luxembourg. The capital stock of Minorco is owned in part as follows: approximately 43%, directly or through subsidiaries, by Anglo American Corporation of South Africa Limited ("Anglo American"), a publicly held mining and finance company, approximately 23%, directly or through subsidiaries, by De Beers Centenary AG ("Centenary"), a publicly held Swiss diamond mining and investment company and approximately 3% by Anglo American Gold Investment Company Limited ("Amgold"), a publicly held mining investment company. Approximately 39% of the capital stock of Anglo American is owned, directly or through subsidiaries, by De Beers Consolidated Mines Limited ("De Beers"), a publicly held diamond mining and investment company. Approximately 29% of the capital stock of Centenary and approximately 33% of the capital stock of De Beers is owned, directly or through subsidiaries, by Anglo American. De Beers owns approximately 9% of Centenary. Approximately 50% of the capital stock of Amgold is owned, directly or through subsidiaries, by Anglo American.

                                             (Notes continued on following page)

     Mr. Nicholas F. Oppenheimer, Deputy Chairman and a director of Anglo American, Centenary, De Beers, Chairman and a director of Amgold, and a director of Minorco, and Mr. Henry R. Slack, a director of Minorco (USA), Chief Executive, President and a director of Minorco and a director of Anglo American, have indirect partial interests in approximately 7% of the outstanding shares of Minorco, approximately 8% of the outstanding shares of Anglo American and less than one percent of the outstanding shares of Amgold. Mr. Reuben Richards, a director of the Corporation, beneficially owns 1,000 Minorco Ordinary Shares, constituting less than one percent of the outstanding shares of Minorco. Mr. Richards is Chairman of the Board, Chief Executive Officer and President of Minorco USA and a director of Minorco.

(5) As reported to the Corporation on February 7, 1995, Spears, Benzak, Salomon & Farrell ("Spears, Benzak") was the beneficial owner of 8,690,789 shares (approximately 9.7%) of the common stock and 220,628 shares (approximately 4%) of the Convertible Preferred Stock, 7% Series, of the Corporation as of such date. Spears, Benzak, a New York partnership, is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Unless otherwise required by law or contract, Spears, Benzak has no power to vote or direct the vote of such stock and shares the power to dispose or direct the disposition of such stock with various customers for whom the shares were purchased, but in each case the customer has the ultimate power to dispose and may at any time revoke Spears, Benzak's authority to dispose. A variety of individuals, groups and corporations for whom Spears, Benzak serves as investment advisor have rights to dividends and proceeds of these shares.

(6) As reported at February 10, 1995, Merrill Lynch & Co., Inc., a Delaware corporation ("ML & Co."), Merrill Lynch Group, Inc., a Delaware corporation ("ML Group"), whose address is World Financial Center, North Tower, 250 Vesey Street, New York, N.Y. 10281, and Princeton Services, Inc., a Delaware corporation ("PSI"), whose address is 800 Scudders Mill Road, Plainsboro, N.J. 08536, are parent holding companies pursuant to Section 240, 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934 (the "Exchange Act"). The relevant subsidiaries of ML & Co. are Merrill Lynch Pierce, Fenner & Smith Incorporated, a Delaware corporation ("MLPF&S"), ML Group and PSI, which is a general partner of Merrill Lynch Asset Management, L. P. (d/b/a) Merrill Lynch Asset Management ("MLAM"), whose address is 800 Scudders Mill Road, Plainsboro, N.J. 08536. The relevant subsidiary of Merrill Lynch Group is PSI.

     ML Group, a wholly owned direct subsidiary of ML & Co., may be deemed to be the beneficial owner of 9.2% of the shares of the Corporation's common stock, 1% of the Convertible Preferred Stock, 7% Series and 4% of the $.732 Series A Convertible Preferred Stock by virtue of its control of its wholly-owned subsidiary, PSI.

     PSI, a wholly owned direct subsidiary of ML Group, may be deemed to be the beneficial owner of 9.2% of the shares of the Corporation's common stock, 1% of the Convertible Preferred Stock, 7% Series and 4% of the $.732 Series A Convertible Preferred Stock by virtue of its being the general partner of MLAM.

     MLAM, a Delaware limited partnership, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. MLAM may be deemed to be the beneficial owner of 9.2% of the shares of the Corporation's common stock, 1% of the Convertible Preferred Stock, 7% Series and 4% of the $.732 Series A Convertible Preferred Stock as a result of acting as investment adviser to investment companies registered under
     Section 8 of the Investment Company Act of 1940. One registered investment company advised by MLAM, Merrill Lynch Growth Fund for Investment & Retirement (the "Fund"), whose address is 800 Scudders Mill Road, Plainsboro, N.J. 08536, is the beneficial owner of 7.2% of the shares of the Corporation's common stock.

     MLPF&S, a wholly owned direct subsidiary of ML & Co. and a broker-dealer registered pursuant to the Exchange Act is the beneficial owner of less than 5 percent of the common stock of the Corporation.

     Finally, certain Merrill Lynch trust companies, each of which is a wholly-owned subsidiary of ML Group and a bank as defined in Section 3(a)(6) of the Exchange Act, may be deemed to be the beneficial owners of certain of the securities reported above. Pursuant to Section 240, 13d-4 of the Exchange Act,

                                             (Notes continued on following page)

     ML & Co., ML Group, MLPF&S, the Merrill Lynch trust companies, PSI, MLAM, and the Fund disclaim beneficial ownership of the securities of the Corporation and the reporting of the above information shall not be construed as an admission that any such entity is, for the purposes of
     Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities of the Corporation, other than, in the case of ML & Co. and MLPF&S, securities of the Corporation held by MLPF&S in proprietary accounts.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of common stock beneficially owned as of February 1, 1995 (January 1, 1995 for shares held in the Corporation's Savings Investment Plan) by each of the directors, by each of the executive officers, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown. No individual listed below beneficially owns one percent or more of the Corporation's outstanding common stock. In addition, no individual listed below beneficially owns any shares of Convertible Preferred Stock, 7% Series, or $.732 Series A Convertible Preferred Stock.

                                                                 SHARES
                          NAME OF DIRECTOR,                       OWNED         PERCENT
                      EXECUTIVE OFFICER OR GROUP                BENEFICIALLY   OF CLASS
        ------------------------------------------------------  ---------      ---------
        Rod F. Dammeyer(1)....................................          0         --
        William E. Greehey....................................     23,806         --
        Melvyn N. Klein(2)....................................         60         --
        Robert D. Krebs.......................................     38,181         --
        Allan V. Martini......................................      5,966         --
        Michael A. Morphy.....................................      8,825         --
        Reuben F. Richards....................................      4,446         --
        David M. Schulte(3)...................................          0         --
        Marc J. Shapiro.......................................      9,766         --
        Robert F. Vagt........................................     12,128         --
        Kathryn D. Wriston....................................      4,688         --
        James L. Payne(4).....................................    544,554         --
        Jerry L. Bridwell(5)..................................    232,883         --
        Hugh L. Boyt(6).......................................    148,681         --
        Michael J. Rosinski(7)................................     53,170         --
        John R. Womack(8).....................................    126,767         --
        Directors and Executive Officers as a Group(9)........  1,611,687        1.79

- ------------

(1) See "Security Ownership of Certain Beneficial Owners" for a description of ownership of the Corporation's common stock by Mr. Dammeyer's employer, Itel.

(2) See "Security Ownership of Certain Beneficial Owners" for a description of ownership of the Corporation's common stock by HC Associates and Itel. Mr. Klein is the sole stockholder of one of the general partners in GKH Partners, L.P., the general partner of GKH Investments, L.P. and the nominee for GKH Private Limited. Mr. Klein is also a director of Itel.

(3) See "Security Ownership of Certain Beneficial Owners" for a description of ownership of the Corporation's common stock by HC Associates. Mr. Schulte is Managing Partner of Chilmark Partners, L.P. and General Partner of ZC Limited Partnership, the General Partner of Zell/Chilmark Fund, L.P.

(4) Mr. Payne's common stock ownership includes 44,882 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1995 and 381,223 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $15.58.

                                             (Notes continued on following page)

(5) Mr. Bridwell's common stock ownership includes 34,918 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1995 and 158,839 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $16.43.

(6) Mr. Boyt's common stock ownership includes 4,697 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1995 and 110,245 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $13.58.

(7) Mr. Rosinski's common stock ownership includes 3,809 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1995 and 26,666 shares which could be received upon the exercise of options within 60 days. The exercise price of such options is $9.5625.

(8) Mr. Womack's common stock ownership includes 8,908 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1995 and 107,034 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $16.88.

(9) The common stock ownership described includes 122,632 shares arising from participation in the Corporation's Savings Investment Plan as of January 1, 1995 and 1,063,184 shares which could be received upon the exercise of options within 60 days.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee (the "Committee") has been chartered by the Board to review salaries and other compensation of officers, including Mr. Payne, the Corporation's Chief Executive Officer, and key employees on an annual basis. Following review, the Committee submits recommendations to the Board regarding such salaries and compensation. In addition, the Committee selects officers and key employees for participation in incentive compensation plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee plans of the Corporation.

  Compensation Policies for Executive Officers

     The Corporation's policy is to pay executive officers and other key employees at or somewhat below its peer group base salary while providing the opportunity for additional compensation through the Incentive Compensation Plan (the "ICP Plan") and the 1990 Incentive Stock Compensation Plan (the "Stock Compensation Plan"). The performance graph on page 17 utilizes a group of independent oil and natural gas companies (including the Corporation) developed by an investment banking institution. The peer group used for compensation purposes includes those companies from such group which the Committee believes approximate the Corporation's size and asset mix. Total compensation therefore encompasses a blend of cash and short and long term incentives which the Corporation believes is competitive.

     The objectives of the ICP Plan are to communicate and focus management's attention on significant business goals, to identify and reward superior performance and to provide a competitive compensation package to attract and retain high quality key employees. Goals are established, which if met at the target objective, will result in the executive officer being paid 50 percent of the maximum amount for which the individual is eligible. This target payment plus base salary results in the intended annual compensation for the individual. All executive officers participate in the ICP Plan with maximum payout percentages (before the possible adjustment discussed below) of base salary ranging from 80 percent for Mr. Payne through 50 percent for all other executive officers. Payout maximums reflect the amount of compensation which the Corporation believes should be at risk for the individual. Therefore, while Mr. Payne's base compensation is lower than the peer group average, if the ICP Plan goals are met he is afforded the opportunity to increase his total annual compensation. The Committee may increase or decrease the ultimate award by 25 percent at its discretion.

     The goals established for 1994 were based upon discretionary cash flow per share, production, reserve replacement and the performance of the Corporation's common stock as compared to the peer group shown in the table on page 17 as it was constituted on January 1, 1994. The awards were subject to reduction by 50 percent in the event the Corporation failed to achieve net income to common shareholders. Discretionary cash flow per share is defined as net cash provided by operating activities before changes in operating assets and liabilities minus exploration dry hole costs plus total exploration expense minus capitalized interest minus preferred dividends divided by the average number of common shares outstanding. Each goal was weighed equally and with the exception of stock performance was compared against profit plan projections. The discretionary cash flow and reserve replacement goals were met, the production goal was met at 98.5 percent and the stock performance goal was met at 50 percent producing an overall payout of 84 percent. The Corporation achieved net income to common shareholders and therefore the awards were not subject to reduction. Payment was made one half in cash and one half in Bonus Stock awarded pursuant to the Stock Compensation Plan.

     In addition to the above described cash and stock payments, the executive officers and key employees are eligible to participate in grants made under the Stock Compensation Plan. This plan is designed to align the interests of the participants with the short and long term goals of the Corporation through equity ownership. Its main objective is to encourage superior performance by employees by providing incentive compensation commensurate and competitive with that provided by other companies. In order to further the identity of interest of Corporation employees with that of its stockholders, all forms of compensation under the Stock Compensation Plan relate to the Corporation's common stock. In 1992, grants of Restricted Stock were made to the executive officers, including Mr. Payne. One half of the award vested in 1993 and the remaining one half vested in 1994. The executive officers, including Mr. Payne, received salary increases effective January 1, 1994 for the reasons and utilizing the factors discussed below under the heading "Chief Executive Officer Compensation". No additional increases were made during 1994.

     In December 1994, the Committee granted a total of 743,000 nonqualified stock options to four executive officers not listed in the following Compensation Table as well as 117 key employees. Neither Mr. Payne nor the other individuals listed in the Compensation Table received option grants in 1994. These grants, which are subject to the approval of the shareholders at the 1995 Annual Meeting of additional shares subject to the Stock Compensation Plan (see "Approval of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Second Amendment and Restatement," below) were made at market value on the date of grant and vest one-third per year over three years. Stock option awards are made pursuant to consistent guidelines designed to approximate average award levels for comparable positions among the peer group used in the performance graph on page 17 and additional exploration and production companies with which the Corporation competes for executive employees. The awards are also designed to achieve a desired mix of stock option awards relative to other compensation elements consistent with the Corporation's compensation strategy. Individual awards are adjusted from established guidelines based on an assessment of each executive's relative past and expected future contribution as determined by Mr. Payne and the Committee. Comparisons of market data used to establish guidelines are based both on the market value of shares subject to individual option awards as a percent of base salary and, on an aggregate basis, shares subject to cumulative options outstanding as a percent of the Corporation's total common shares outstanding. The guidelines establish a continuous cycle for the grant of options to executive officers.

  Chief Executive Officer Compensation

     In December 1993, with the assistance of the Hay Group, the Committee reviewed the overall compensation provided executives of a selected group of oil and gas exploration companies of equivalent size and capitalization. In keeping with the Corporation's policy that total target compensation be at the average or somewhat below the average rate paid by the peer group, the Committee determined that Mr. Payne's annual salary should be adjusted to $406,000 effective January 1, 1994. In lieu of a more significant salary increase, Mr. Payne was granted 300,000 nonqualified stock options with a strike price of $9.5625 which was above the $8.625 per share market price at the time of grant. The options grant was not based upon the stock option guidelines utilized for grants made in the normal two year cycle since it was intended in part to be a substitute for current compensation.

     The options do not become exercisable until a five year period has elapsed from the grant date and then only as to 50 percent of the grant. The remaining options become exercisable as to a cumulative 75 percent of the grant after six years and as to a cumulative 100 percent after seven years. The options may be exercised on an accelerated basis in the event the price of the Corporation's stock rises significantly during the three year period following the grant. This grant of stock options was intended to align Mr. Payne's compensation with the long term goals of the Corporation. Mr. Payne did not receive additional compensation increases in 1994.

     As noted above, the Committee retained the ability to increase or decrease individual payments made under the ICP Plan at its discretion in the event it believed events warranted. A significant restructuring was completed in 1994 which in the opinion of the Committee made the achievement of the performance attained more difficult. As a result the Committee exercised its discretion and increased Mr. Payne's ICP Plan payment to a 92.4 percent payout.

  Section 162(m) of the Internal Revenue Code of 1986, as amended

     The Committee is reviewing the implications of the $1 million pay cap rules set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended, and intends to take the steps it deems appropriate to insure compensation policies comply therewith.

                                          COMPENSATION AND BENEFITS COMMITTEE

                                          William E. Greehey, Chairman
                                          Rod F. Dammeyer
                                          Michael A. Morphy
                                          Reuben F. Richards

  Compensation Committee Interlocks and Insider Participants

     No member of the Compensation and Benefits Committee was an officer or employee of the Corporation in 1992, 1993 or 1994. Mr. Greehey is Chairman of the Board and Chief Executive Officer of Valero. During 1994 the Corporation purchased natural gas from affiliates of Valero in arm's length transactions totaling $2,023,440. In addition, an affiliate of Valero paid the Corporation $628,567 for compression of natural gas. These fees were also determined on an arm's length basis. Mr. Greehey did not have a direct or personal interest in the above transactions and his interest arises only because of his position as an officer and director of Valero and as a director of the Corporation.

     Mr. Morphy is a director of SFP. In connection with the distribution of shares of the Corporation's common stock by SFP (and the initial distribution in December 1989 to SFP by one of SFP's wholly owned subsidiaries of such shares) (collectively the "Spin-Off"), the Corporation and SFP entered into an agreement to protect SFP from federal and state income taxes, penalties and interest that would be incurred by SFP if the Spin-Off was determined to be a taxable event resulting primarily from actions taken by the Corporation during a one year period that ended on December 4, 1991. If the Corporation were required to make payments pursuant to the agreement, such payments could have a material adverse effect on its financial condition; however, the Corporation does not believe that it took any actions during such one-year period that would have such an effect on the Spin-Off.

     For periods prior to the date of the Spin-Off, the Corporation was included in the consolidated federal income tax return filed by SFP as the common parent for itself and its subsidiaries. Pursuant to the Agreement for the Allocation of the Consolidated Federal Income Tax Liability Among the Members of the SFP Affiliated Group and various state agreements for the allocation of tax liability among the SFP Group (the "Tax Agreements") between SFP and its subsidiaries, the Corporation paid to SFP an amount approximating the federal income tax liability and for years 1989 and 1990 the state income tax liability it would have paid if it and its subsidiaries were members of separate consolidated groups. These amounts were payable regardless of whether the SFP consolidated group, as a whole, had any current federal or state income tax liability. Pursuant to the Agreement Concerning Taxes between SFP and the Corporation, after the Spin-Off additional payments to or refunds from SFP may be made if there is an audit, carryover or similar adjustment subsequently made that impacts the computation of amounts paid SFP as described above.

     Mr. Morphy has no direct or personal interest in the above described transaction. His interest arises only because of his position as a director of SFP and as a director of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION    -------------------------------
                                           ---------------------    RESTRICTED       SECURITIES        ALL OTHER
           NAME AND                        SALARY                  STOCK AWARDS      UNDERLYING      COMPENSATION
      PRINCIPAL POSITION         YEAR         $       BONUS $(1)       $(2)        OPTIONS/SARS #        $(3)
- -------------------------------  ----      -------    ----------   -------------   ---------------   -------------
James L. Payne                   1994      406,000      300,000            --               --           18,983
  Chairman of the Board          1993      380,000      185,440            --          300,000           13,358
  Chief Executive Officer        1992      380,000      297,669        43,130          125,000           11,850
  and President
Hugh L. Boyt                     1994      204,308      102,971            --               --           10,489
  Senior Vice President --       1993      190,000       69,540            --          100,000           11,025
  Production                     1992      171,250       99,539        20,026           45,000            9,045
Jerry L. Bridwell                1994      199,440      100,518            --               --           10,295
  Senior Vice President          1993      190,000       69,540            --          100,000           11,400
  Exploration and Land           1992      190,000       99,750        20,026           45,000           10,252
Michael J. Rosinski              1994      192,900       97,222            --               --            9,912
  Vice President and             1993      180,000       65,880            --          100,000            7,345
  Chief Financial Officer        1992(4)    60,000       36,000        18,981           40,000              291
John R. Womack                   1994      170,160       85,761            --               --            7,890
  Vice President --              1993      155,000       56,730            --          100,000            9,299
  Business Development           1992      155,000       82,537        16,340           35,000            8,372

- ---------------

(1) The bonus amounts shown, while determined on a cash basis, were actually paid partially in shares of the Corporation's common stock pursuant to the Stock Compensation Plan. For 1992, Messrs. Payne, Boyt, Bridwell, Rosinski and Womack received 22,971, 7,692, 7,824, 2,771 and 6,459 shares, respectively. For 1993, Messrs. Payne, Boyt, Bridwell, Rosinski and Womack received 10,092, 3,785, 3,785, 3,586 and 3,088 shares, respectively. For 1994, Messrs. Payne, Boyt, Bridwell, Rosinski and Womack received 17,911, 6,148, 6,002, 5,805 and 5,121 shares, respectively.

(2) The value of Restricted Stock awarded in September 1992 resulted from the grant to Messrs. Payne, Boyt, Bridwell, Rosinski and Womack of 4,540, 2,108, 2,108, 1,998 and 1,720 shares respectively. The restrictions lapsed as to one-half of the shares in September 1993 and as to the other one-half in September 1994. None of these individuals held Restricted Stock on December 31, 1994.

(3) Amounts shown reflect matches made by the Corporation for employee contributions to the Santa Fe Energy Resources, Inc. Savings Investment Plan as well as the performance match. (See "Benefit Plans -- Savings Plan" for a description of the Savings Investment Plan and the performance match.) The performance match is contributed in the year following the performance and therefore total amounts shown for 1992, 1993 and 1994 include the match made for 1991, 1992 and 1993 results, respectively. The Corporation made a performance match in March 1995 for 1994 results for Messrs. Payne, Boyt, Bridwell, Rosinski and Womack in the amount of $2,520 for each individual. In addition, amounts shown for 1994 also include the match made by the Corporation relating to deferrals under the Deferred Compensation Plan. (See "Benefit Plan -- Savings Plan" for a description of the Deferred Compensation Plan.) These amounts are also subject to the performance match outlined in the Savings Investment Plan. In March 1995 the Corporation allocated to accounts maintained by Messrs. Payne, Boyt, Bridwell, Rosinski and Womack $4,300, $912, $830, $720, and $0, respectively as a performance match.

(4) Mr. Rosinski was first employed by the Corporation on September 1, 1992.

                  AGGREGATED OPTION/SAR EXERCISES IN 1994 AND
                        1994 YEAR END OPTION/SAR VALUES

                                                              NUMBER OF
                                                              SECURITIES            VALUE OF
                                                              UNDERLYING           UNEXERCISED
                                           SHARES            UNEXERCISED          IN-THE-MONEY
                                          ACQUIRED         OPTIONS/SARS AT       OPTIONS/SARS AT
                                             ON             YEAR END 1994         YEAR END 1994
                                          EXERCISES          EXERCISABLE/         EXERCISABLE/
                 NAME                    DURING 1994        UNEXERCISABLE        UNEXERCISABLE(1)
- ---------------------------------------  -----------       ----------------      ---------------
                                             (#)                 (#)                    $
James L. Payne.........................      -0-            381,223/341,667            0/0
Hugh L. Boyt...........................      -0-            110,245/115,000            0/0
Jerry L. Bridwell......................      -0-            158,839/115,000            0/0
Michael J. Rosinski....................      -0-             26,666/113,334            0/0
John R. Womack.........................      -0-            107,034/111,666            0/0

- ------------

(1) None of the unexercised options are "in-the-money", as all the various option exercise prices exceed the $8.00 per share closing price of the Corporation's common stock at December 30, 1994.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's common stock to the S&P 500 Index and to an index composed of 22 Independent Oil and Gas Companies selected by Goldman, Sachs & Co. from time to time.(1) Although Goldman, Sachs & Co. does not represent that these companies comprise a "peer group," the Corporation believes that its asset base and operations are best compared to this group and that they are its peers.

     The Corporation first became publicly held on March 16, 1990 through an initial public offering by SFP of approximately 18 percent of the Corporation's common stock. The indices described below assume that the value of the investment in the Corporation's common stock was $100 at the time of the initial public offering and the value of the investment in each of the other indices was $100 at February 28, 1990 and that all dividends were reinvested.

             COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN* AMONG
      SANTA FE ENERGY RESOURCES INC., THE S & P 500 INDEX AND A PEER GROUP

                                 SANTA FE EN-
      MEASUREMENT PERIOD           ERGY RE-
    (FISCAL YEAR COVERED)           SOURCES        S & P 500      PEER GROUP
3/90                                  100             100             100
1990                                   86             100              88
1991                                   51             131              78
1992                                   50             141              90
1993                                   54             155             107
1994                                   46             157              95

* $100 invested on 03/09/90 in stock or on 02/28/90 in index -- including reinvestment of dividends. Fiscal year ending December 31.

(1) This group of companies, which includes the Corporation, also currently includes Anadarko Petroleum Corp., Apache Corp., Burlington Resources, Cabot Oil & Gas, Devon Energy, Enron Oil & Gas, Gerrity Oil & Gas, Louisiana Land & Exploration, Maxus Energy Corp., Mitchell Energy & Development, Murphy Oil Corp., Noble Affiliates, Inc. Oryx Energy Co., Parker & Parsley Petroleum, Pennzoil Co., Plains Petroleum Company, Pogo Producing Company, Seagull Energy Corp., Union Texas Petroleum Holdings, Inc., Vintage Petroleum and Wainoco Oil Corp. Due to activities such as reorganizations and mergers, additions and deletions are made to the group from time to time.

                                 BENEFIT PLANS

     The Corporation maintains a 401(k) savings plan and a retirement income plan. In addition, the Corporation has entered into employment agreements with certain officers and key employees and maintains a severance program for all full-time salaried employees. These plans and agreements are briefly described below.

     Savings Plan. The Corporation has adopted the Santa Fe Energy Resources Retirement and Savings Plan, which became operative and was restated and renamed the Santa Fe Energy Resources Savings Investment Plan, effective November 1, 1990 (the "Savings Investment Plan"). The Savings Investment Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. Substantially all salaried employees are eligible to participate on the first day of the month after their date of hire. The Corporation will match up to 4% of an employee's compensation and the employee's contribution could not exceed $9,240 in 1994. The limit amount is indexed each year to reflect cost-of-living increases but was not increased in 1995.

     In addition to the employer match described above, at the end of each fiscal year, the Corporation's performance is evaluated using the same performance measures used in the ICP Plan. If the performance meets or exceeds the goals for that year, participants will receive up to another fifty cents on each regular matching dollar contributed by the Corporation. The regular employer matching contributions as well as the performance match are made in the Corporation's common stock. The goals were 84 percent met in 1994 and a partial performance match was made in March 1995.

     The Savings Investment Plan is intended to qualify as a Section 401(k) cash or deferred compensation arrangement whereby an employee's contributions and the employer's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Investment Plan, and the Savings Investment Plan is subject to the restrictions imposed by the Code. Investment alternatives to which contributions may be allocated by the participants include a fixed income fund, an equities fund, a balanced fund, a growth equity fund and a fund which is invested in the Corporation's common stock.

     The Corporation also maintains a supplemental deferred compensation arrangement whereby employees earning in excess of $92,400 per year are allowed to defer all or a portion of their salary until any future year or retirement. These amounts are not matched by the Corporation. Employees earning in excess of $150,000 per year may also defer up to 4 percent of such excess and the amount will be matched by the Corporation. The amount contributed is also subject to the performance match described above in the Savings Investment Plan. All amounts are contributed in cash and earn interest at the rate paid on the fixed income fund of the Savings Investment Plan.

     Retirement Plans. The Corporation has adopted the Santa Fe Energy Resources Retirement Income Plan, a qualified defined benefit plan for substantially all salaried employees (the "Retirement Plan"), and the Santa Fe Energy Resources Supplemental Requirement Plan (the "Nonqualified Plan"). The Nonqualified Plan will pay benefits to Retirement Plan participants where the Retirement Plan formula produces a benefit to members in excess of limits imposed by ERISA law and applicable government regulations. It also includes amounts deferred under the Santa Fe Energy Resources, Inc. Deferred Compensation Plan as pensionable compensation. Benefits which have accrued to the Corporation's participants under the Santa Fe Pacific Retirement Plan ('SFP Retirement Plan") are protected under the Retirement Plan. Total approximate benefits under both the Retirement Plan and supplemental plan are shown below for selected compensation levels and years of service. As of December 31, 1994, Messrs. Payne, Boyt, Bridwell, Rosinski, and Womack were credited with 12.8, 11.2, 20.9, 2.3 and 12 years of service under the plans, respectively.

                               PENSION PLAN TABLE

            AVERAGE                                    YEARS OF SERVICE
             YEARLY            ----------------------------------------------------------------
          COMPENSATION            15            20            25            30            35
    ------------------------   --------      --------      --------      --------      --------
     $125,000...............   $ 22,000      $ 29,000      $ 36,000      $ 55,000      $ 64,000
     $150,000...............   $ 27,000      $ 35,000      $ 44,000      $ 66,000      $ 77,000
     $175,000...............   $ 31,000      $ 42,000      $ 52,000      $ 78,000      $ 91,000
     $200,000...............   $ 36,000      $ 48,000      $ 60,000      $ 90,000      $104,000
     $225,000...............   $ 40,000      $ 54,000      $ 67,000      $101,000      $118,000
     $250,000...............   $ 45,000      $ 60,000      $ 75,000      $113,000      $132,000
     $300,000...............   $ 54,000      $ 73,000      $ 91,000      $136,000      $159,000
     $400,000...............   $ 73,000      $ 97,000      $122,000      $183,000      $213,000
     $450,000...............   $ 82,000      $110,000      $137,000      $206,000      $240,000
     $500,000...............   $ 92,000      $122,000      $153,000      $229,000      $267,000
     $600,000...............   $110,000      $147,000      $184,000      $276,000      $321,000

     Benefit figures shown are amounts payable based on a straight life annuity assuming retirement by the participant at age 62 in 1994 without a joint survivorship provision. The benefits listed in the above table are not subject to any deduction for social security or other offset amounts.

     Benefits under the plans are computed based on a participant's total compensation during this period of covered employment, for the 60 consecutive months during the ten-year period immediately prior to the termination of his covered employment for which his total compensation is the highest, divided by
60. If a participant has not received compensation for 60 consecutive months during such ten-year period, his compensation shall equal the total of his compensation for the longest period of consecutive months during such ten-year period divided by the total number of months of compensation so considered.

     Compensation recognized under the plans is the total basic compensation, including any elective salary deferral amounts excluded form income pursuant to
Section 125 or 402 of the code, plus overtime, shift differentials and bonuses (whether cash or stock) paid pursuant to recurring bonus programs, including compensation deferred under the Santa Fe Energy Resources, Inc. Deferred Compensation Plan, but excluding any special or extraordinary bonuses and any other items of compensation. A participant's basic compensation is the regular rate of pay specified for his position and does not include automobile allowances, imputed income under any group term life insurance program, moving expense or other reimbursements, fringe benefits, or similar items.

     The pension compensation therefore differs from the compensation listed in the Summary Compensation Table in several respects. Pension compensation is based on average compensation as explained above. It does not include restricted stock awards, stock options,and other compensation in the "All Other Compensation" column (i.e., employer matching contributions to the Savings Investment Plan and the performance match). It also does not include special or extraordinary bonuses.

     The pension compensation of officers whose pension compensation differs from the compensation contained in the Summary Compensation Table on page 15 is listed below:


                                                                   PENSION COMPENSATION
                                    NAME                            (FINAL AVERAGE PAY)
            ----------------------------------------------------   --------------------
            James L. Payne......................................         $607,700
            Hugh L. Boyt........................................         $249,000
            Jerry Bridwell......................................         $275,400
            Michael Rosinski....................................         $270,900
            John R. Womack......................................         $230,200

     Employment Agreements. The Corporation has entered into employment agreements ("Employment Agreements") covering 9 current employees of the Corporation (including each of the individuals named in the Cash Compensation Table except Mr. Rosinski). The Employment Agreements are intended to encourage such employees to remain in the employ of the Corporation. The initial term of 8 of the 9 Employment Agreements expired on December 31, 1990 and, on January 1, 1991 and beginning on each January 1st thereafter, is automatically extended for additional one-year periods, unless by September 30 of any year the Corporation gives notice that the Employment Agreement will not be so extended. The term of the Employment Agreement, however, is automatically extended for a minimum period of 24 months following a Change in Control. Such a Change in Control occurred due to the merger with Adobe. One agreement was entered into effective January 4, 1995 for an individual not listed in the Cash Compensation Table. The initial term will expire December 31, 1996 and beginning on each January 1st thereafter, is automatically extended for additional one-year periods, unless by September 30 of any year the Corporation gives notice that the Employment Agreement will not be so extended. The Agreement is automatically extended for a minimum period of 24 months following a Change in Control. This individual's Employment Agreement was not effected by the merger with Adobe.

     In the event that following Change in Control (and during the term of the Employment Agreement) employment is terminated by the employee for "Good Reason" or the employee is involuntarily terminated by the Corporation other than for "Cause" (as those terms are defined in the Employment Agreements), the Employment Agreements provide for: (a) a lump sum payment equal to two years' base salary; (b) the maximum bonus possible under the ICP Plan; (c) a lapse of restrictions on any outstanding Restricted Stock grants and full payout of related Phantom Units; (d) a cash payment for each outstanding option equal to the amount by which the "fair market value" (as defined in the Employment Agreement) of a share of the Corporation's common stock on the date of termination exceeds the exercise price of the option; and (e) life, disability and health benefits for a period of up to 24 months. The payments and benefits provided in clauses (b), (c), (d) and (e) above are payable pursuant to the Employment Agreement only to the extent they are not paid out under the terms of any other plan of the Corporation. The payments and benefits provided by these Employment Agreements are further limited to the extent that the value thereof, when aggregated with certain other payments or benefits, would exceed (i) 2.99 times the "base amount" as defined in Section 280G of the Internal Revenue Code (the "base amount" approximating the average of five years' compensation preceding a Change in Control) plus (ii) the value of all health and life insurance benefits and the earned portion of any award or benefit previously granted, unless the employee would receive a greater net after-tax benefit if such payments and benefits were reduced so that no excise tax would be payable. Without giving effect to such limitation, the estimated value of the payments and benefits that Messrs. Payne, Boyt, Bridwell, and Womack and all executive officers as a group including these individuals would be entitled to receive if a qualifying termination occurred on February 1, 1995 is $1,160,425, $551,761, $534,370, $458,817 and $4,868,772, respectively.

     Severance Program. The Corporation has adopted a Severance Program for all full-time, salaried employees who are terminated by the Corporation or terminated or constructively terminated by an acquiring company, other than for Cause (as defined in the Severance Program). However, following a Change in Control (defined substantially the same as in the Stock Compensation Plan), an executive officer or key employee who has entered into an Employment Agreement is not eligible to receive duplicate benefits under the Employment Agreement and the Severance Program. As noted above, the merger of Adobe with the Corporation constituted a Change of Control. A participant in the Severance Program is generally entitled to an amount of up to one year's pay based upon a participant's age, length of service and highest rate of base salary in effect during the 24-month period preceding his termination, provided that the aggregate of such payment does not exceed two times the participant's actual salary for the 12-month period preceding the date of termination. In addition, a participant is entitled to continuation of health and life insurance benefits for two years.

                APPROVAL OF THE SANTA FE ENERGY RESOURCES, INC.
                    1990 INCENTIVE STOCK COMPENSATION PLAN,
                        SECOND AMENDMENT AND RESTATEMENT

     A proposal will be presented at the annual meeting to approve the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Second Amendment and Restatement (the "Amended and Restated Stock Plan") which was adopted by the Board of Directors on February 17, 1995, subject to stockholder approval. The Amended and Restated Stock Plan will become effective only upon its approval by the stockholders and the event such approval is not granted, the terms of the Stock Compensation Plan approved by the shareholders on September 16, 1992 will remain in effect. A summary of the material provisions which differ from the Stock Compensation Plan as it currently exists is set forth below. The affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, is required for approval of the Amended and Restated Stock Plan.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED STOCK PLAN

     The Stock Compensation Plan, as amended and restated, was approved by the stockholders on September 16, 1992 and authorized the issuance of up to 5,000,000 shares of the Corporation's common stock pursuant to Non-Qualified Stock Options ("NQSO's"), Incentive Stock Options ("ISO's"), Stock Appreciation Rights ("SAR's"), Limited Stock Appreciation Rights ("LSAR's"), Phantom Units, Restricted Stock or Bonus Stock. The 1990 Incentive Stock Compensation Plan, Second Amendment and Restatement, would authorize an additional 2,500,000 shares (497,971 shares are currently available for grants out of the original and restated amount of 5,000,000 shares) for a total of 7,500,000 shares reserved for issuance. The Compensation and Benefits Committee granted a total of 743,000 NQSO's in December 1994 subject to the approval of the Amended and Restated Stock Plan at the 1995 Annual Meeting of Shareholders.

     The Amended and Restated Stock Plan, would limit the amount of Restricted Stock that may be granted after January 1, 1995 to 500,000 shares. Shares of common stock which are tendered to the Corporation or withheld by the Corporation from an award as payment of the exercise price of an award or in satisfaction of any tax withholding obligation (other than ISO's) may again be subject to an award. No employee may receive in any calendar year an award or awards of options and/or SAR's with respect to more than 1,000,000 shares of common stock nor may the employee receive Phantom Unit awards with respect to more than 500,000 shares of common stock.

     The Compensation and Benefits Committee shall, at the time shares of Restricted Stock or Phantom Units are granted designate the Restricted Period (as defined in the Plan) and the performance goals, if any, of the Corporation with respect to such award. Such goals must be achieved (and certified by the Committee) in order for a participant to receive the unrestricted shares or value for the Phantom Units at the designated time. Any Restricted Stock or Phantom Unit award which is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such award shall be with respect to one or more of the following: Earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales, costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Corporation as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such award, the weighing of the goals if more than one is used, and whether the goal is to be measured against a Corporation established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of the grant of the award.

     Finally, the Committee shall have the authority to pay in shares of common stock all or any portion of the cash amounts payable under any other compensation program of the Corporation, but not exceeding $2 million with respect to any employee during any calendar year.

     The foregoing summary of the Amended and Restated Plan, is subject to the provisions of the Second Amendment and Restatement which is included as Appendix A to this proxy statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse served as the independent public accountant for the Corporation in 1994 and has been appointed the Corporation's independent accountant for 1995. Representatives of Price Waterhouse will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The stockholders are requested to ratify and approve the appointment of Price Waterhouse as independent auditors for 1995.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

                           COST OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this proxy material will be borne by the Corporation. In addition to solicitation by mail, solicitations may be made by regular employees of the Corporation or by paid solicitors in person or by telephone or telegraph. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy material to their principals and the Corporation will reimburse them for their expense in so doing.

                             STOCKHOLDER PROPOSALS

     In accordance with the proxy rules of the Securities and Exchange Commission, proposals by stockholders intended for inclusion in the proxy material solicited by the Corporation for the 1996 annual meeting must be received at the Corporation's executive offices no later than November 29, 1995; provided, however, that if the date of the 1996 annual meeting is scheduled to be held prior to April 10, 1996 or later than June 10, 1996, the proposals are then required to be received by the Corporation within a reasonable time before its solicitation is made.

     By order of the Board of Directors.

                                          MARK A. OLDER
                                          Corporate Secretary
March 21, 1995

                                                                      APPENDIX A

                        SANTA FE ENERGY RESOURCES, INC.
                     1990 INCENTIVE STOCK COMPENSATION PLAN
                       (SECOND AMENDMENT AND RESTATEMENT)

                              STATEMENT OF PURPOSE

     One purpose of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan (the "Plan") is to encourage superior performance by employees, by allowing the Board of Directors of Santa Fe Energy Resources, Inc. ("SFER") to award several forms of incentive compensation to employees of the Company. By providing incentive compensation commensurate and competitive with that provided by other companies, the Plan should also assist SFER in attracting and retaining the services of qualified and capable employees.

     In order to further the identity of interest of employees with the stockholders of SFER, all of the forms of compensation under the Plan relate to SFER Common Stock. Employees' success in enhancing stockholder value will translate directly into an enhanced benefit for the employee.

     An additional purpose of the Plan is to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of SFER, to encourage the highest level of Director performance by providing the Directors with a direct interest in SFER's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

I.  DEFINITIONS

     Unless the context indicates otherwise, the following terms have the meanings set forth below:

          "Acceleration Date" means the earliest date on which any of the following events shall first have occurred: (i) the acquisition described in clause (a) of the definition of "Change in Control" contained in this
     Section I, (ii) the change in the composition of the Board of Directors described in clause (b) of such definition or (iii) the stockholder approval or adoption described in clause (c) or (d) of such definition.

          "Award" means a grant of Options, Restricted Stock, Phantom Units, Bonus Stock or Stock Appreciation Rights pursuant to the Plan.

          "Board" means the Board of Directors of SFER.

          "Bonus Stock" means Common Stock, which is not subject to a Restricted Period, awarded by the Committee pursuant to the Plan.

          "Cause" means (a) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          A "Change in Control" shall be deemed to have occurred if:

             (a) any "person," as such term is used in Section 13(d) and 14(d)
                 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities under an employee benefit plan of SFER or any company owned, directly or indirectly, by the stockholders of SFER in substantially the same proportions as their ownership of stock of SFER, is or becomes the "beneficial owner" (as defined in Rule

                 13d-3 under the Exchange Act), directly or indirectly, of securities of SFER representing 25% or more of the combined voting power of SFER's then outstanding securities;

             (b) during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors of SFER, and any new director (other than a director designated by a person who has entered into an agreement with SFER to effect a transaction described in clause
                 (a), (c) or (d) of this definition) whose election by the Board of Directors of SFER or nomination for election by SFER's stockholders was approved by a vote of at least two-thirds
                 ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (c) the stockholders of SFER approve a merger or consolidation of
                 SFER with any other company other than (i) a merger or consolidation which would result in the voting securities of SFER outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of SFER (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of SFER (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of SFER's then outstanding securities; or

             (d) the stockholders of SFER adopt a plan of complete liquidation of SFER or approve an agreement for the sale or disposition by SFER of all or substantially all of SFER's assets. For purposes of this clause (d), the term "the sale or disposition by SFER of all or substantially all of SFER's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of SFER or of any direct or indirect subsidiary of SFER (including the stock of any direct or indirect subsidiary of SFER) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of SFER determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of SFER (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of SFER" shall be the aggregate market value of the outstanding shares of common stock of SFER (on a fully diluted basis) plus the aggregate market value of SFER's other outstanding equity securities. The aggregate market value of the shares of common stock of SFER shall be determined by multiplying the number of shares of SFER's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of common stock of SFER for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of SFER shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of SFER or by such other method as the Board shall determine is appropriate.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation and Benefits Committee of the Board.

          "Common Stock" means the common stock, $0.01 par value, of SFER.

          "Company" means collectively SFER and all companies in which SFER owns, directly or indirectly, more than 50% of the voting stock.

          "Director" means a member of the Board who is not also an employee of the Company.

          "Disability" means the inability of a Participant to continue to perform the duties of his or her employment with the Company or as a member of the Board, as the case may be, as determined by the Committee.

          "Fair Market Value" shall mean the value per share equal to the Market Price as of the date of determination unless, with respect to an Award to a key employee, the Board or the Committee shall, in good faith and using any fair and reasonable means selected in its discretion, determine another value to be used for such purpose.

          "Grant Date" as used with respect to a particular Award means the date as of which such Award is granted pursuant to the Plan.

          "Option" means an option to purchase shares of Common Stock granted by the Committee pursuant to the Plan, which may be designated as either an "Incentive Stock Option" or a "Non-Qualified Stock Option."

          "Incentive Stock Option" means an option that is intended to qualify as an Incentive Stock Option as described in Section 422 of the Code.

          "Limited Right" means a Stock Appreciation Right that is exercisable only as set forth in Section XIV of the Plan.

          "Market Price" means the average of the daily closing prices per share of the Common Stock for the 10 consecutive trading days immediately preceding the day as of which "Market Price" is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information. If shares of Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be determined by the Board in good faith using any fair and reasonable means selected in its discretion.

          "Non-Qualified Stock Option" means an option granted pursuant to the Plan, other than an Incentive Stock Option.

          "Participant" means any key employee of the Company or Director who has an Award outstanding under the Plan.

          "Phantom Unit" means a right to receive upon the achievement of specified performance goals a payment from the Company in an amount equal to a specified percentage of the Fair Market Value of a share of Common Stock on the date on which such right becomes payable.

          "Plan" means the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan as set forth herein and as may be amended from time to time.

          "Related LSAR Option" means an Option outstanding under the Plan with respect to which a Limited Right is granted pursuant to Section XIV.

          "Restricted Period" means the period of time for which Restricted Stock and/or Phantom Units are subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

          "Restricted Stock" means Common Stock subject to a Restricted Period which is granted pursuant to the Plan.

          "Retirement" means an Employee's leaving the employment of the Company, other than for Cause, after his early retirement date as defined in the Company's tax-qualified retirement plan, or predecessor plan, under which the Participant is entitled to the immediate receipt of a benefit thereunder. With respect to a Director, "Retirement" means ceasing to be a member of the Board on or after reaching age 65.

          "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a share of Common Stock subsequent to the Grant Date of such Award.

II.  STOCK AND PHANTOM UNITS SUBJECT TO THE PLAN

     Subject to adjustment as provided in the Plan, the maximum aggregate number of shares of Common Stock with respect to which Options, Restricted Stock, Bonus Stock, Phantom Units and Stock Appreciation Rights may be granted from time to time under the Plan is 7,500,000; provided, however, no more than 500,000 shares of Common Stock shall be issued after January 1, 1995 as Restricted Stock. The Common Stock issued under the Plan may be either previously authorized but unissued shares or treasury shares acquired by SFER. In the event that any Award expires, lapses, is forfeited or otherwise terminates, any shares of Common Stock allocable to the terminated portion of such Award may again be made subject to an Award under the Plan. Further, to the extent an Award is paid in cash, rather than in Common Stock, or shares of Common Stock are tendered to the Company, or withheld by the Company from an Award, as payment of the exercise price of an Award or in satisfaction of any Company tax withholding obligation, such shares of Common Stock may again be made subject to an Award (other than Incentive Stock Options) under the Plan.

III.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The members of the Committee shall not be eligible to participate in the Plan, except as provided in Section XVIII, concerning automatic grants of Restricted Stock to Directors. The Committee shall select from time to time those employees to be granted Awards under the Plan. The Committee shall also determine the terms and provisions of Awards, which need not be identical. The Committee shall grant all Awards. The Committee shall construe the Plan, prescribe and rescind rules and regulations relating to the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan, subject to the limitations of Section XXII.

IV.  ELIGIBILITY

     Subject to the discretion of the Committee, all officers and other key employees of the Company who have responsibility for the growth and profitability of the Company are eligible to receive Awards under the Plan; provided, however, no employee may receive in any calendar year an Award or Awards of Options and/or Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock. Directors shall automatically participate in the Plan as provided in Section XVIII.

V.  OPTIONS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Options to employees of the Company to purchase shares of Common Stock. Any Options granted may be designated as either Incentive Stock Options or as Non-Qualified Stock Options, or the Committee may designate a portion of an Award as "Incentive Stock Options" and the remaining portion as "Non-Qualified Stock Options." Any portion of an Award that is not designated as "Incentive Stock Options" shall be "Non-Qualified Stock Options" and shall not be subject to the requirements of Section VI of the Plan.

     The purchase price of the Common Stock subject to any Options shall be determined by the Committee, but, with respect to a Non-Qualified Stock Option, may not be less than 50% of the Fair Market Value of the Common Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section XIII of the Plan.

     Options shall not be exercisable prior to the date that is six months after the Grant Date. In addition, the Committee may include in each agreement evidencing the Option grant a provision stating that the Option granted therein may not be exercised in whole or in part for an additional period(s) of time specified in such agreement, and may further limit the exercisability of the Option in such manner as the Committee deems appropriate, including, without limitation, the achievement of performance goals. The Committee may, in its discretion, at any time and from time-to-time accelerate the exercisability of all or part of any Option.

     The period of any Option, which is the time period during which the Option may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date.

     Options shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Options. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or terminations by reason of death, Disability or Retirement, shall result in a lapse of all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require. Upon exercise of an Option, the full option purchase price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option purchase price as provided in (i) above (provided that the Committee may, upon confirming that such person owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by such person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event such person chooses to pay the option purchase price as provided in (ii)(b) above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     Notwithstanding any other provision in the Plan, if a Change in Control occurs while unexercised Options, and Stock Appreciation Rights relating thereto, remain outstanding under the Plan, then from and after the Acceleration Date, all Options and Stock Appreciation Rights shall be exercisable in full, whether or not otherwise exercisable; provided, however, that no Option or Stock Appreciation Right shall become exercisable by reason of this paragraph to the extent that such acceleration of exercisability, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in "Excess Parachute Payments" (as defined below) equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a Participant receives or is then entitled to receive from the Company that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

VI.  INCENTIVE STOCK OPTIONS

     An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section V, the conditions set forth in this Section VI.

     The purchase price of the Common Stock subject to an Incentive Stock Option shall be the greater of the Fair Market Value of the Common Stock on the Grant Date or the "fair market value" of the Common Stock as such term is used for purposes for Section 422(b)(4) of the Code.

     An Incentive Stock Option shall not be granted to an employee who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of SFER, or of its parent or subsidiary corporations.

VII.  RESTRICTED STOCK

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Restricted Stock to employees of the Company; provided, however, no employee may receive in any calendar year Restricted Stock Awards with respect to more than 500,000 shares of Common Stock.

     The Committee shall, at the time shares of Restricted Stock are granted, designate the Restricted Period and the performance goals, if any, of the Company with respect to such Award. Such goals must be achieved (and certified by the Committee) in order for a Participant to receive the unrestricted shares of Common Stock at the designated time.

     With respect to any Restricted Stock Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

     Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company with a stock power endorsed in blank. Participants shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Restricted Stock. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or termination by reason of death,

Disability or Retirement, shall result in a lapse on all or a portion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Notwithstanding any other provisions in the Plan, if a Change in Control occurs while any shares of Restricted Stock remain subject to restrictions relating thereto, then from and after the Acceleration Date, (1) all such restrictions and all Restricted Periods shall lapse and (2) no later than the fifth day following the Acceleration Date, any Restricted Stock theretofore granted a Participant shall be delivered to the Participant; provided, however, that no restriction or Restricted Period shall lapse or payment or benefit shall be made by reason of this paragraph to the extent that such lapse or payment or benefit, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the "base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in
Section 280G of the Code other than (1) health and life insurance benefits and
(2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefit provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

VIII.  STOCK APPRECIATION RIGHTS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Stock Appreciation Rights to employees of the Company subject to the limitation in Section II. An Award of Stock Appreciation Rights, in the Committee's discretion, may or may not be made in tandem with the grant of an Option, and need not be granted at the same time as the Option grant to be made in tandem with the Option grant.

     The period of any Stock Appreciation Right, which is the time period during which the Stock Appreciation Right may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date or, if in tandem with an Option, the period of such Option.

     Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Stock Appreciation Rights. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliated company), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a portion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Subject to any restrictions or conditions imposed by the Committee, upon the exercise of a Stock Appreciation Right, the Company shall pay the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date. The amount payable by the Company upon the exercise of a Stock Appreciation Right may be paid in cash or in shares of Common Stock or in any combination thereof as the Committee, in its sole discretion, shall determine, but no fractional shares shall be issuable pursuant to any Stock Appreciation Right.

     A person electing to exercise a Stock Appreciation Right shall give written notice of such election to the Company in such form as the Committee may require. The exercise of Stock Appreciation Rights or Options granted in tandem will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights which were granted in tandem with such Stock Appreciation Rights and Options.

     The Change in Control provisions in Section V, concerning Options and Stock Appreciation Rights granted in tandem with an Option, shall also apply to Stock Appreciation Rights that are not granted in tandem with Options.

IX.  PHANTOM UNITS

     The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Phantom Units to employees of the Company; provided, however, no employee may receive in any calendar year Phantom Unit Awards with respect to more than 500,000 shares of Common Stock. Phantom Units may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period, other than by will or the laws of descent and distribution.

     The Committee shall, at the time Phantom Units are granted, designate the Restricted Period and the performance goals, if any, of the Company with respect to such Award. Such goals must be achieved (and certified by the Committee) in order for a Participant to receive the value of the Phantom Units at the designated time. To the extent earned in accordance with this Section and the grant of such Award, all such Phantom Units must be paid as soon as practicable following the end of the Restricted Period in cash or in shares of Common Stock or in any combination thereof as the Committee, in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any Phantom Unit.

     With respect to any Phantom Unit Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to such Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

     At the discretion of the Committee, Phantom Units may at any time be converted into Non-Qualified Stock Options, Bonus Stock or shares of Restricted Stock or any combination thereof having a value, as determined in the good faith judgment of the Committee, substantially equal to the value of the Phantom Units so converted.

     Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Phantom Units. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

     Notwithstanding any other provisions in the Plan, if a Change in Control occurs while any Phantom Units remain outstanding, then from and after the Acceleration Date, (1) all designated goals shall be deemed to have been met and
(2) no later than the fifth day following the Acceleration Date, the full value of all such Phantom Units shall be paid to the Participant in cash; provided, however, that no payment or benefit shall be made by reason of this paragraph to the extent that such payment or benefit, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the "base amount" as defined in
Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefit provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

X.  CONTINUED EMPLOYMENT

     Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant's employment relationship at any time.

XI.  TERMINATION OF EMPLOYMENT

     In the event of a Participant's termination of employment with the Company by reason of death, the Restricted Period shall lapse on all of the Participant's outstanding Awards.

     In the event of a Participant's termination of employment with the Company by reason of Disability, Retirement or by the Company for any reason other than Cause, a portion of all of the Participant's outstanding Awards shall be immediately forfeited to the extent not then otherwise vested. The portion of an Award forfeited shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to the Award (rounded up to the nearest whole month) and the numerator of which is the number of months remaining in such Restricted Period (rounded up to the nearest whole month) as of the termination of employment.

     Unless the Committee directs the acceleration of the payment of that portion of an Award of Phantom Units or Restricted Stock that is not automatically forfeited as provided above upon the Participant's termination of employment, such Phantom Units and Restricted Stock shall be payable or issued, as the case may be, at the end of the Restricted Period applicable to such Awards, but only to the extent otherwise payable pursuant to the Award Agreement evidencing such Phantom Units or Restricted Stock, e.g., the goals, if any, for such Award are achieved. Any such Awards not payable or earned at the end of such Restricted Period, as provided above, shall be forfeited at such time.

     Phantom Units and Restricted Stock upon which the Restricted Period lapse as provided above shall be paid or issued to the Participant or, in the case of death prior to such payment or issuance, to the Participant's designated beneficiary, or in the absence of such designation, to the person to whom the Participant's rights pass by will or the laws of descent and distribution.

     Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company by reason of Disability, Retirement or any reason other than Cause, may be exercised by the Participant within three months following such termination of employment but not after the expiration of the period of the Option or Stock Appreciation Right. Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company by reason of death, may be exercised by the Participant's designated beneficiary, or in the absence of such designation, by the person to whom the Participant's rights pass by will or the laws of descent and distribution at any time within one year after the Participant's death but not after the expiration of the period of the Option or Stock Appreciation Right. Options and Stock Appreciation Rights that do not become exercisable as provided above, or that are not otherwise vested, shall be forfeited.

     In the event of a Participant's termination of employment with the Company for any reason other than as provided above, all Awards not otherwise vested or earned as of the date of such termination of employment shall be forfeited.

     If a Participant's employer ceases to be a part of the Company as defined in Section I, such Participant shall be deemed to have been involuntarily terminated by the Company (other than for Cause) as of the date the Participant's employer so ceased to be a company of which more than 50% of the voting stock is owned directly or indirectly by SFER.

     Notwithstanding the foregoing however, the Committee may determine that termination of employment by reasons of any other special circumstances not set forth above shall not terminate an Award or a portion thereof.

XII.  AWARD AGREEMENT

     Each employee granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award.

XIII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of a change in the capitalization of SFER due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to the Plan and the terms of any existing Awards shall be adjusted by the Committee to reflect such change.

XIV.  LIMITED STOCK APPRECIATION RIGHTS

     (a) The Committee shall have authority to grant a Limited Right to the holder of any Option with respect to all or some of the shares of Common Stock covered by such Option. A Limited Right may be granted either at the time of grant of the Related LSAR Option or any time thereafter during its term. A Limited Right may be exercised only during the sixty-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the Related LSAR Option is exercisable. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised by a holder who is subject to Section 16 of the Exchange Act until the expiration of six months from the date of grant of the Limited Right. Upon the exercise of a Limited Right, the Related LSAR Option (and any tandem Stock Appreciation Right) shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further Options, Stock Appreciation Rights and Limited Rights pursuant to this Plan. Upon the exercise or termination of a Related LSAR Option, the Limited Right with respect to such Related LSAR Options shall terminate to the extent of the shares of Common Stock with respect to which the Related LSAR Option was exercised or terminated.

     (b) Upon the exercise of a Limited Right, the holder thereof shall receive in cash whichever of the following amounts is applicable:

        (i) in the case of an exercise of Limited Rights by reason of an acquisition of Common Stock described in clause (a) of the definition of Change in Control contained in Section I hereof, an amount equal to the Acquisition Spread (as defined in Subsection
             (d) hereof);

        (ii) in the case of an exercise of Limited Rights by reason of the change in composition of the Board of Directors described in clause (b) of the definition of Change in Control contained in
              Section I hereof, an amount equal to the Spread (as defined in Subsection (g) hereof); or

        (iii) in the case of an exercise of Limited Rights by reason of stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control contained in Section I hereof, an amount equal to the Merger Spread (as defined in Subsection (f) hereof).

     Notwithstanding the foregoing provisions of this Section XIV(b), (i) in the case of a Limited Right granted in respect of an Incentive Stock Option, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option, and (ii) no payment shall occur by reason of this Section XIV(b) to the extent that such payment, when aggregated with other payments or benefits to the Participant, would as determined by tax counsel selected by the Company, result in an Excess Parachute Payment equal to or greater than three times the "base amount" as defined in

Section 280G of the Code. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall have the meaning prescribed in Section V.

     (c) The term "Acquisition Price Per Share" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (a) of the definition of Change in Control contained in Section I, the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised.

     (d) The term "Acquisition Spread" as used in this Section XIV shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (e) The term "Merger Price Per Share" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) of the definition of Change in Control contained in Section I, the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date on which such Limited Right is exercised.

     (f) The term "Merger Spread" as used in this Section XIV shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Merger Price Per Share over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (g) The term "Spread" as used in this Section XIV shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (b) of the definition of Change in Control contained in Section I, an amount equal to the product obtained by multiplying
(i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised over (B) the price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     (h) A Limited Right shall not be transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Limited Right shall be exercisable only by such Participant or by the Participant's guardian or legal representative.

     (i) Each Limited Right shall be granted on such terms and conditions not inconsistent with the Plan as the Committee may determine.

     (j) To exercise a Limited Right, the Participant shall (i) give written notice thereof to the Committee in form satisfactory to the Committee specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the option agreement to the Committee, who shall endorse thereon a notation of such exercise and return the option agreement to the Participant. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (j).

     (k) The Company intends that this Section XIV shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ("the Rule") under the Exchange Act during the term of the Plan. Should any provision of this Section XIV not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section XIV to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

XV.  BONUS STOCK

     The Committee may, from time to time and subject to the provision of the Plan, grant Awards of Bonus Stock to employees of the Company. In addition, the Committee shall have the authority to pay in shares of Common Stock all or any portion of the cash amounts payable under any other compensation program of the Company, but not exceeding $2 million with respect to any employee during any calendar year.

XVI.  EMPLOYEE'S AGREEMENT

     If, at the time of the exercise of any Option or Stock Appreciation Right or Award of Restricted Stock or Bonus Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or Stock Appreciation Right or receiving the Restricted Stock or Bonus Stock to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

XVII.  WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the Participant to tender to the Company shares of Common Stock owned by the Participant, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to the Participant, which have a Fair Market Value per share as of the date of such Award exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

XVIII.  AUTOMATIC DIRECTOR AWARDS

     Beginning with the 1992 annual meeting of the stockholders of SFER, and on each annual stockholders' meeting date thereafter, except as provided below, each Director shall receive 37.5% of the value of his annual retainer fee for serving as Director for such year then commencing paid in the form of a Restricted Stock Award. The total number of shares of Common Stock included in each such Restricted Stock Award shall be determined by dividing the amount of the Director's annual retainer fee that is to be paid in Common Stock by the Fair Market Value of a share of Common Stock on such Grant Date. In no event, however, shall SFER be required to issue a fractional share and whenever a fractional share of Common Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

     The Restricted Period shall lapse on an Award of Restricted Stock granted pursuant to this Section XVIII upon the earlier of the date that is six months and one day after the Grant Date, the Director's death, Retirement, or Disability or the occurrence of a Change in Control. If a Director ceases to be a member of the Board during a Restricted Period for any reason other than death, Disability or Retirement, the Restricted Stock subject to such Restricted Period shall be forfeited.

     Each certificate representing Restricted Stock awarded hereunder shall be registered in the name of the Director and, during the Restricted Period, shall be left on deposit with SFER with a stock power endorsed in blank. Directors shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.

     Notwithstanding the foregoing, any Director who immediately prior to the relevant Grant Date owns, directly or indirectly, a beneficial interest in 25,000 or more shares of Common Stock shall receive his annual retainer fee paid solely in cash and not partly in the form of a Restricted Stock Award as provided above.

XIX.  DESIGNATION OF BENEFICIARY

     Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

XX.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

     Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock, the payment of consideration to an employee as a result of the exercise of any Stock Appreciation Right or Limited Right, or the payment of any Phantom Units, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

XXI.  EFFECTIVE DATE AND DURATION OF PLAN

     This Plan amendment and restatement shall become effective upon its approval by the stockholders of SFER. Unless previously terminated by the Board, the Plan shall terminate on the tenth anniversary of its approval by the stockholders; provided, however, that such termination shall not terminate any Award then outstanding. No Awards shall be made pursuant to this Plan after December 31, 1999.

XXII.  TERMINATION AND AMENDMENT

     The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of SFER's stockholders, except that any such increase or modification that may result from adjustments authorized by Section XIII does not require such approval; provided, further, that no amendment or modification shall be made to Section XVIII more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially adversely affect a Participant's rights under such Award.

XXIII.  MISCELLANEOUS

     (a) Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.

     (b) An employee shall have no rights as a stockholder with respect to shares covered by such employee's Option, Stock Appreciation Rights or Restricted Stock award until the date of the issuance of shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance. An employee shall have no rights as a stockholder with respect to any award of Phantom Units under the Plan.

     (c) Nothing contained in the Plan shall be construed as giving any employee, such employee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

     (d) Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

     (e) Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or in any Award received under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

     (f) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                          SANTA FE ENERGY RESOURCES, INC.
P           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON MAY 10, 1995
R
     The undersigned hereby constitutes and apponts Allan V. Martini, Michael
O A. Morphy and Kathryn D. Wriston and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent
X the undersigned at the Annual Meeting of Stockholders of Santa Fe Energy Resources, Inc. to be held in the Ballroom of the Ritz Carlton Hotel, 1919
Y Briar Oaks Lane, Houston, Texas on Tuesday, May 10, 1995 at 10:00 a.m., and at any adjournments thereof, on all matters coming before said meeting.

     Proposal 1--Election of Directors. Nominees:
                 Melvyn N. Klein, Robert D. Krebs, James L. Payne and David M. Schulte.

     Proposal 2--To approve the Santa Fe Energy Resources, Inc. 1990 Incentive
                 Stock Compensation Plan, Second Amendment and Restatement.

     Proposal 3--To ratify and approve the appointment of Price Waterhouse as independent auditors for the fiscal year ending December 31, 1995.

     YOU ARE ENCOURGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WICH TO VOTE IN ACCORDANCE WITH THE BOARDD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     THIS CARD PROVIDES VOTING INSTRUCTIONS FOR SHARES HELD FOR THE BENEFIT OF COMPANY EMPLOYEES IN THE SANTA FE ENERGY RESOURCES SAVING INVESTMENT PLAN.

                                                               *   *  *  *   *
                                                               * SEE REVERSE *
                                                               *    SIDE     *
                                                               *   *  *  *   *

/X/ PLEASE MARK YOUR                                                   9349
    VOTES AS IN THIS
    EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors. (see reverse)

           FOR         WITHHELD
           / /           / /

For, except vote withheld from the following nominee(s):

_________________________________________________________________________

2. Approval of the Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan, Second Amendment and Restatement.


           FOR                  AGAINST                  ABSTAIN
           / /                    / /                     / /

3. Approval of independent accountants.

           FOR                  AGAINST                  ABSTAIN
           / /                    / /                     / /


Note: Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

DATE ______________________________, 1995

_________________________________________

_________________________________________
SIGNATURE(S)